UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2012

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Amendments to Senior Secured Credit Facilities

Amendment No. 3

On February 27, 2012, Catalent Pharma Solutions, Inc. (the “Company”), certain lenders, and Morgan Stanley Senior Funding, Inc., as the administrative agent, collateral agent and swing line lender, entered into Amendment No. 3 (“Amendment No. 3”) amending the Credit Agreement, dated as of April 10, 2007, as amended by Amendment No. 1, dated as of June 1, 2011, and Amendment No. 2, dated as of February 17, 2012, among the Company (f/k/a Cardinal Health 409, Inc.), PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc., as the administrative agent, collateral agent and swing line lender and the other lenders as parties thereto (as amended, supplemented or otherwise modified, the “Credit Agreement”), in order to, among other things, extend the maturity for certain Term Loans under the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (as modified by Amendment No. 3).

Amendment No. 3 received the requisite consent of lenders holding a majority of the outstanding Commitments and Loans under the existing Facilities.

In particular, Amendment No. 3 amended the Credit Agreement to:

•

convert $796,758,548.01 of Dollar Term-1 Loans into new Extended Dollar Term-1 Loans and € 207,719,680.41 of Euro Term Loans into new Extended Euro Term Loans with the consent solely of those Dollar Term Lenders and Euro Term Lenders agreeing to convert their Dollar Term-1 Loans and/or Euro Term Loans, respectively.

•

extend the final maturity date of the Extended Dollar Term-1 Loans and Extended Euro Term Loans, with the consent solely of those Term Lenders that agreed to convert their Dollar Term-1 Loans and/or Euro Term-1 Loans, respectively, to the earlier of (i) September 15, 2016 and (ii) the 91st day prior to the maturity of the Senior Notes or any Permitted Refinancing thereof; provided such Senior Notes have an outstanding aggregate principal amount in excess of $100,000,000.

•

set the Applicable Rate with respect to any Extended Dollar Term-1 Loans and Extended Euro Term Loans to a percentage per annum equal to (i) in the case of Eurocurrency Rate Loans, 4.00% and (ii) in the case of Base Rate Loans, 3.00%.

•	provide for future extensions of the maturity date of all or a portion of the Term Loans with the consent solely of any Term Lender agreeing to such extension.

•	terminate the Revolving Tranche-1 Commitments and prepay any outstanding Revolving Tranche-1 Loans in full.

•	remove the requirement that a majority of all property, assets and businesses acquired in a Permitted Acquisition constitute Collateral.

•	permit Term Loans to be refinanced or replaced with senior unsecured, senior secured, senior subordinated or subordinated debt ranking pari passu or junior to the Term Loans.

Extension Amendment

On March 1, 2012, the Company and Morgan Stanley Senior Funding, Inc., as the administrative agent and as a Dollar Term-1 Lender entered into the Extension Amendment (the “Extension Amendment”) amending the Credit Agreement in order to extend the maturity of $11,000,000 of Dollar Term-1 Loans into new Extended Dollar Term-1 Loans.

Certain of the agents and lenders under the Credit Agreement and their affiliates have, from time to time, provided investment banking and financial advisory services to Catalent and/or its affiliates for which they have received customary fees and commissions. They may provide these services from time to time in the future.

This summary does not purport to be complete and is qualified by the actual terms of Amendment No. 3 and the Extension Amendment that are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. Exhibit B to Amendment No. 3 contains certain changes to a conformed copy of the Credit Agreement showing all amendments made pursuant to Amendment No. 3.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8–K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit	Description

10.1	Amendment No. 3, dated as of February 27, 2012, relating to the Credit Agreement, dated as of April 10, 2007, as amended, among the Company, PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc., as the administrative agent, collateral agent and swing line lender and other lenders as parties thereto.

10.2	Extension Amendment, dated as of March 1, 2012, relating to the Credit Agreement, dated as of April 10, 2007, as amended, among the Company, PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc., as the administrative agent, collateral agent and swing line lender and other lenders as parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc.
(Registrant)

By:	/S/ SAMRAT S. KHICHI
Name:	Samrat S. Khichi
Title:	Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Dated: March 2, 2012

EXHIBIT LIST

Exhibit	Description

10.1	Amendment No. 3, dated as of February 27, 2012, relating to the Credit Agreement, dated as of April 10, 2007, as amended, among the Company, PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc., as the administrative agent, collateral agent and swing line lender and other lenders as parties thereto.

10.2

Extension Amendment, dated as of March 1, 2012, relating to the Credit Agreement, dated as of April 10, 2007, as amended, among the Company, PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc., as the administrative agent, collateral agent and swing line lender and other lenders as parties thereto.

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